UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Debt Assignment

On April 4, 2016, Amedica Corporation (the “Company”) entered into an Assignment and Second Amendment to Loan and Security Agreement (the “Assignment Agreement”) with Riverside Merchant Partners, LLC (“Riverside”, or “Holder”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules sold $1,000,000 of the principal amount outstanding under the Loan and Security Agreement, dated June 30, 2014, as amended (the “Term Loan”) to Riverside. In addition, pursuant to the terms of the Assignment Agreement, Riverside could purchase an additional $2,000,000 of the principal amount outstanding under the Term Loan from Hercules.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Assignment Agreement, a form of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange

On April 4, 2016, the Company entered into an exchange agreement (the “Exchange Agreement”) with Riverside, pursuant to which the Company agreed to exchange $1,000,000 of the principal amount outstanding under the Term Loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1,000,000 (the “First Exchange Note”) and a warrant to purchase 100,000 shares of common stock of the Company (“Common Stock”) at a fixed exercise price of $1.62 per share (the “First Exchange Warrant”) (the “Exchange”). In addition, pursuant to the terms and conditions of the Exchange Agreement, the Company and Riverside have the option to exchange an additional $2,000,000 of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of up to $2,000,000 and an additional warrant to purchase 100,000 shares of Common Stock (the “Second Exchange Warrant”) (i) upon mutual agreement of the parties at any time prior to May 3, 2016 (the “Second Exchange Date”), (ii) if certain conditions are met on or prior to the Second Exchange Date at the Company’s option on the Second Exchange Date or (iii) upon mutual agreement of the parties during the 20 trading day period following the Second Exchange Date.

All principal accrued under the First Exchange Note is convertible into shares of Common Stock at the election of the Holder at any time at a fixed conversion price of $1.43 per share (the “Conversion Price”). All principal outstanding under the First Exchange Note will be due on demand 91 days after all of the Company’s obligations under the Term Loan have been paid in full, or March 3, 2018 (the “Maturity Date”). If the entire principal amount under the First Exchange Note is converted to Common Stock, the Holder would receive approximately 699,300 shares of Common Stock.

The First Exchange Note bears interest at a rate of 6% per annum, with the interest that would accrue on the initial principal amount of the First Exchange Note during the first 12 months being guaranteed and deemed earned as of the date of issuance. Prior to the Maturity Date, all interest accrued under the First Exchange Note is payable in cash or, if certain conditions are met, payable in shares of Common Stock at the Company’s option, at a conversion price of $1.34 per share. In the event that interest due under the First Exchange Note has not been paid in full prior to the Maturity Date, the balance will be payable in cash or, if certain conditions are met, payable in shares of Common Stock at the Holder’s option, on the Maturity Date.

After the Company’s obligations under the Term Loan have been paid in full, the Company has the option to prepay any portion of the principal and accrued but unpaid interest outstanding under the note with a premium payment of 115% of all amounts being prepaid.

The First Exchange Note contains default events which, if triggered, will result in certain default interest and penalties.

If the Volume-weighted average price of the Common Stock is less than the Conversion Price on any of the 20 trading days immediately following the issuance of the First Exchange Note, then the Company will issue an additional 150,000 shares of Common Stock to the Holder.

The First Exchange Warrant will be exercisable commencing on the six month and one day anniversary of the date of issuance and will remain exercisable until the close of business on the five year anniversary of the date of issuance, but not thereafter. If the shares underlying the First Exchange Warrant are not registered for resale with the Securities and Exchange Commission, the First Exchange Warrant will be exercisable on a cashless basis.

The foregoing description of the Exchange Agreement, First Exchange Note and First Exchange Warrant and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exchange Agreement, First Exchange Note and First Exchange Warrant, a form of which is filed as exhibit 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On April 5, 2016, the Company issued a press release announcing the Exchange and the execution of the related agreements. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Warrant

10.1	Assignment and Second Amendment to Loan and Security Agreement, dated April 4, 2016, by and among the Company, Riverside Merchant Partners, LLC, Hercules Technology III, L.P. and Hercules Capital, Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.

10.2	Exchange Agreement, dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC

10.3	Subordinated Convertible Promissory Note, dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC

99.1	Press Release Dated April 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: April 5, 2016

	By:	/s/ Ty Lombardi
	Name:	Ty Lombardi
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Common Stock Purchase Warrant

10.1	Assignment and Second Amendment to Loan and Security Agreement, dated April 4, 2016, by and among the Company, Riverside Merchant Partners, LLC, Hercules Technology III, L.P. and Hercules Capital, Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.

10.2	Exchange Agreement, dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC

10.3	Subordinated Convertible Promissory Note, dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC

99.1	Press Release Dated April 5, 2016